UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2008

_____________________________________________________________________

COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On May 14, 2008, Mr. Richard Cribbs was promoted from Vice President and Chief Accounting Officer to Senior Vice President and Chief Financial Officer of Covenant Transportation Group, Inc. (the "Company"), effective immediately.

    As Senior Vice President and Chief Financial Officer, Mr. Cribbs will have responsibility over all financial reporting, internal control, budgeting, tax, billing and collection, investor relations, and similar functions.

    The Company's Senior Vice President and Treasurer, M. David Hughes, will continue to have responsibility over all treasury and banking relationships and functions, as well as equipment purchasing and disposition, maintenance, driver services, and company-wide procurement.

    Both Mr. Cribbs and Mr. Hughes will continue to report to the Company's Chief Operating Officer, Joey B. Hogan.

    Mr. Cribbs joined the Company in May 2006 and served as Controller, Assistant Secretary, and Assistant Treasurer until May 2007 when he was appointed to the office of Vice President and the office of Chief Accounting Officer.  Mr. Cribbs has over 15 years of accounting experience. Mr. Cribbs previously served as corporate controller of a company with publicly traded debt and chief financial officer of a large private company. He is a certified public accountant with four years of experience at Arthur Andersen LLP from 1992 to 1996.

    Mr. Cribbs does not have any family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K and has not participated in any transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: May 20, 2008	By:	/s/ Joey B. Hogan
Joey B. Hogan
Senior Executive Vice President and Chief Operating Officer